RSM US LLP

518 Township Line Road
Suite 300
Blue Bell, PA 19422

O +1 215 641 8600
F +1 215 641 8680

www.rsmus.com

April 5, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Hemispherx Biopharma, Inc.'s statements included under Item 4.01 of its Form 8-K filed on April 5, 2018 and we agree with such statements concerning our firm.

/s/ RSM US LLP